Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended September 30, 2023 and Declaration of Distributions on Common Stock for the Months Ending January 31, February 29, and March 31, 2024.

GREENWICH, CT – 11/7/2023 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQL) (NasdaqGS: OXSQZ) (NasdaqGS: OXSQG) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended September 30, 2023.

•	On November 2, 2023, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
January 31, 2024	January 17, 2024	January 31, 2024	$0.035
February 29, 2024	February 15, 2024	February 29, 2024	$0.035
March 31, 2024	March 15, 2024	March 29, 2024	$0.035

•	Net asset value (“NAV”) per share as of September 30, 2023 stood at $2.78, compared with a NAV per share on June 30, 2023 of $2.88.

•	Net investment income (“NII”) was approximately $6.4 million, or $0.11 per share, for the quarter ended September 30, 2023, compared with approximately $6.7 million, or $0.13 per share, for the quarter ended June 30, 2023.

•	Total investment income for the quarter ended September 30, 2023 amounted to approximately $13.0 million, compared with approximately $13.5 million for the quarter ended June 30, 2023.

o	For the quarter ended September 30, 2023 we recorded investment income from our portfolio as follows:

▪	$8.5 million from our debt investments;

▪	$4.1 million from our CLO equity investments; and

▪	$0.5 million from other income.

•	Our total expenses for the quarter ended September 30, 2023 were approximately $6.6 million, compared with total expenses of approximately $6.8 million for the quarter ended June 30, 2023.

•	As of September 30, 2023, the following metrics applied (note that none of these metrics represented a total return to shareholders):

o	The weighted average yield of our debt investments was 13.1% at current cost, compared with 12.8% as of June 30, 2023;

o	The weighted average effective yield of our CLO equity investments at current cost was 9.7%, compared with 9.2% as of June 30, 2023; and

o	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 20.1%, compared with 18.4% as of June 30, 2023.

•	For the quarter ended September 30, 2023, we recorded a net increase in net assets resulting from operations of approximately $6.7 million, consisting of:

o	NII of approximately $6.4 million;

o	Net realized losses of approximately $13.6 million; and

o	Net unrealized appreciation of approximately $13.9 million.

•	During the third quarter of 2023, we did not make any new investments and received approximately $16.1 million from sales and repayments of investments.

•	Our weighted average credit rating was 2.2 based on total fair value and 2.5 based on total principal amount as of September 30, 2023, compared with a weighted average credit rating of 2.2 based on total fair value and 2.5 based on total principal amount as of June 30, 2023.

•	As of September 30, 2023, we had three debt investments (in one portfolio company) on non-accrual status, with a combined fair value of approximately $490,000. Also, as of September 30, 2023, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had an aggregate fair value of approximately $7.7 million.

•	For the quarter ended September 30, 2023, we issued a total of approximately 1.4 million shares of common stock pursuant to an “at-the-market” offering. After deducting the sales agent’s commissions and offering expenses, this resulted in net proceeds of approximately $4.4 million. The common stock issuance resulted in net accretion to shareholders of approximately $0.01 per share of NAV for the quarter. As of September 30, 2023, we had approximately 58.0 million shares of common stock outstanding.

We will hold a conference call to discuss third quarter results today, Tuesday, November 7th, 2023 at 9:00 AM ET. The toll-free dial-in number is 1-833-470-1428, access code number 495860. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 1-866-813-9403. The replay pass-code number is 176763.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $443,889,440 and $495,000,997, respectively)	$277,807,167	$310,347,097
Affiliated investments (cost: $16,836,822 and $16,836,822, respectively)	7,709,623	4,349,818
Cash and cash equivalents	12,410,909	9,019,164
Interest and distributions receivable	4,036,483	3,492,716
Other assets	1,031,723	785,640
Total assets	$302,995,905	$327,994,435
LIABILITIES
Notes payable – 6.50% Unsecured Notes, net of deferred issuance costs of $36,343 and $405,657, respectively	$14,333,882	$63,964,568
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs of $602,377 and $776,766, respectively	44,188,373	44,013,984
Notes payable – 5.50% Unsecured Notes, net of deferred issuance costs of $1,865,397 and $2,153,762 respectively	78,634,603	78,346,238
Base Fee and Net Investment Income Incentive Fee payable to affiliate	2,360,018	1,323,573
Accrued interest payable	1,207,082	1,216,109
Accrued expenses	1,376,886	458,001
Total liabilities	142,100,844	189,322,473

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 57,958,446 and 49,844,796 shares issued and outstanding, respectively	579,584	498,447
Capital in excess of par value	455,703,275	434,737,950
Total distributable earnings/(accumulated losses)	(295,387,798)	(296,564,435)
Total net assets	160,895,061	138,671,962
Total liabilities and net assets	$302,995,905	$327,994,435
Net asset value per common share	$2.78	$2.78

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$8,453,240	$6,805,339	$25,546,580	$17,730,026
Income from securitization vehicles and investments	4,106,071	4,402,463	12,814,866	12,906,127
Other income	486,043	190,330	1,138,686	567,400
Total investment income from non-affiliated/non-control investments	13,045,354	11,398,132	39,500,132	31,203,553
Total investment income	13,045,354	11,398,132	39,500,132	31,203,553
EXPENSES
Interest expense	2,530,321	3,090,535	8,703,638	9,263,853
Base Fee	1,183,941	1,408,729	3,601,275	4,580,413
Professional fees	478,833	417,390	1,096,641	1,072,843
Compensation expense	205,348	234,517	662,472	689,350
General and administrative	458,328	438,943	1,261,650	1,195,174
Excise tax	573,686	252,172	873,686	252,172
Total expenses before incentive fees	5,430,457	5,842,286	16,199,362	17,053,805
Net Investment Income Incentive Fees	1,176,079	—	3,705,387	—
Total expenses	6,606,536	5,842,286	19,904,749	17,053,805
Net investment income	6,438,818	5,555,846	19,595,383	14,149,748
Net change in unrealized appreciation/(depreciation) on investments:
Non-Affiliate/non-control investments	14,613,632	(17,373,881)	18,571,627	(77,909,718)
Affiliated investments	(712,830)	615,332	3,359,805	1,418,432
Total net change in unrealized appreciation/(depreciation) on investments	13,900,802	(16,758,549)	21,931,432	(76,491,286)
Net realized (losses)/gains:
Non-affiliated/non-control investments	(13,480,114)	55,787	(16,811,422)	(437,978)
Extinguishment of debt	(166,670)	—	(166,670)	—
Total net realized (losses)/gains	(13,646,784)	55,787	(16,978,092)	(437,978)
Net increase/(decrease) in net assets resulting from operations	$6,692,836	$(11,146,916)	$24,548,723	$(62,779,516)
Net increase in net assets resulting from net investment income per common share (Basic and Diluted):	$0.11	$0.11	$0.37	$0.28
Net increase/(decrease) in net assets resulting from operations per common share (Basic and Diluted):	$0.12	$(0.22)	$0.47	$(1.26)
Weighted average shares of common stock outstanding (Basic and Diluted):	56,764,866	49,773,782	52,413,834	49,737,216
Distributions per share	$0.225	$0.105	$0.435	$0.315

FINANCIAL HIGHLIGHTS – (unaudited)

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Per Share Data
Net asset value at beginning of period	$2.88	$3.67	$2.78	$4.92
Net investment income(1)	0.11	0.11	0.37	0.28
Net realized and unrealized gains/(losses)(2)	0.01	(0.33)	0.10	(1.54)
Net increase/(decrease) in net asset value from operations	0.12	(0.22)	0.47	(1.26)
Distributions per share from net investment income	(0.23)	(0.15)	(0.44)	(0.32)
Tax return of capital distributions(3)	—	0.04	—	—
Total distributions	(0.23)	(0.11)	(0.44)	(0.32)
Effect of shares issued, gross	0.01	—	(0.03)	—
Net asset value at end of period	$2.78	$3.34	$2.78	$3.34
Per share market value at beginning of period	$2.65	$3.64	$3.12	$4.08
Per share market value at end of period	$3.01	$3.01	$3.01	$3.01
Total return based on Market Value(4)	22.17%	(14.79)%	10.99%	(19.90)%
Total return based on Net Asset Value(5)	4.34%	(6.13)%	15.65%	(25.71)%
Shares outstanding at end of period	57,958,446	49,800,274	57,958,446	49,800,274

Ratios/Supplemental Data(8)
Net assets at end of period (000’s)	$160,895	$166,548	$160,895	$166,548
Average net assets (000’s)	$160,397	$174,670	$148,132	$206,324
Ratio of expenses to average net assets(6)	15.40%	12.95%	17.72%	10.98%
Ratio of net investment income to average net assets(6)	17.13%	13.16%	17.83%	9.18%
Portfolio turnover rate(7)	—%	3.53%	2.64%	16.42%

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains/(losses) include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year. The amounts and sources of distributions reported are only estimates (based on an average of the reported tax character historically) and are not being provided for U.S. tax reporting purposes.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized.
(6)	Ratios for the three and nine months ended September 30, 2023 are annualized and include non-recurring expenses, including excise tax of 0.36% and 0.59% of average net assets, respectively, which are not annualized.
(7)	Portfolio turnover rate is calculated using the lesser of the year-to-date cash investment sales and debt repayments or year-to-date cash investment purchases over the average of the total investments at fair value.
(8)	The following table provides supplemental performance ratios (annualized) measured for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Ratio of expenses to average net assets:
Operating expenses before incentive fees	12.47%	12.95%	14.38%	10.98%
Net investment income incentive fees	2.93%	—%	3.34%	—%
Ratio of expenses, excluding interest expense to average net assets	9.09%	5.87%	9.89%	4.99%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280